Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Chemtura Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-67600, 333-62429, 333-60422, 333-87035, 333-71030, 333-71032, 333-87886, 333-123857, 333-126341, and 333-136217) on Form S-8 and registration statements (Nos. 333-123857, 333-119641, 333-35678, and 333-83901) on Form S-4 of Chemtura Corporation (the “Company”) of our reports, dated March 8, 2007, with respect to the consolidated balance sheets of Chemtura Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of Chemtura Corporation.

Our report dated March 8, 2007 on the consolidated financial statements includes an explanatory paragraph which states that as discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” as of January 1, 2006 and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006.

Our report dated March 8, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weakness has been identified: The Company did not maintain adequate resources in its accounting and tax functions; therefore, management’s oversight and review related to certain accounts and analyses was not timely or effective.  This deficiency resulted in material misstatements in the Company’s preliminary 2006 income tax and patent and trademark accounts.

/s/  KPMG LLP

Stamford, Connecticut

March 8, 2007